Exhibit 5.2

May 27, 2025

VIA SEDAR+ and EDGAR

British Columbia Securities Commission, as Principal Regulator

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Endeavour Silver Corp. (the “Company”)

Short Form Base Shelf Prospectus and Registration Statement – Consent of Expert

Reference is made to the Company’s short form base shelf prospectus dated May 27, 2025, including the documents incorporated by reference therein (the “Prospectus”), and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”). We hereby consent to the use of our firm name in connection with references to our involvement in the preparation of sections 1.1, 1.2, 1.7 - 1.13, 1.17.1, 1.17.2, 1.19 - 1.21, 2, 3, 11, 12.1, 12.1.1, 12.2, 13 -15, 16.1, 16.5 - 16.9, 16.9.1, 16.9.2, 17, 21.1, 21.2.1 - 21.2.4, 21.2.6, 21.2.7, 21.2.10 - 21.2.12, 21.3, 21.4.1, 21.4.2, 21.4.3, 21.4.4, 25.3 - 25.7, 25.11, 25.13 - 25.14, 26.1 - 26.5, and 27 of the technical report entitled “NI 43-101 Technical Report on the Feasibility Study of the Terronera Project Jalisco State, Mexico - Amended” dated May 15, 2023, with an effective date of September 9, 2021 (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion and incorporation by reference of information derived from such sections of the Technical Report in the Prospectus and the Registration Statement.

We also hereby confirm that we have read the Prospectus and the Registration Statement, and we have no reason to believe there are any misrepresentations in the information contained therein that are derived from such sections of the Technical Report or that are within our knowledge as a result of the services we performed in connection with preparing such sections of the Technical Report.

Yours truly,

WOOD CANADA LIMITED

/s/ William Bagnell

Per: William Bagnell, Principal Mining Engineer and Authorized Signor